Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Liberty Star Gold Corp.

Tucson, Arizona

As the independent registered public accounting firm, we hereby consent to the incorporation by reference in the Form SB-2 registration statement of our report dated April 13, 2005, relating to the financial statements of Liberty Star Gold Corp.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/Semple & Cooper, LLP

Phoenix, Arizona

July 25, 2005